As filed with the U.S. Securities and Exchange Commission on December 17, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Eshallgo Inc

(Exact name of registrant as specified in its charter)

Cayman Islands	7359	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

No. 37, Haiyi Villa, Lane 97, Songlin Road

Pudong New District

Shanghai, China 200120

+86 400 100 7299
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.
Mengyi “Jason” Ye, Esq.
Yuning “Grace” Bai, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue – 3rd Floor
New York, New York 10017
(212)-588-0022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby files this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 17, 2024

Eshallgo Inc

Issuance of up to 6,332,801 Class A Ordinary Shares Underlying Convertible Debentures

This prospectus relates to the offer and sale, from time to time, of up to 6,332,801 Class A Ordinary Shares (the “Resale Shares”) of Eshallgo Inc (the “Company”) by the shareholder (the “Selling Shareholder”) named in the section of this prospectus entitled “Selling Shareholder” that are issuable upon conversion of amounts outstanding (including principal and accrued interest thereon) under convertible debentures (the “Convertible Debentures” and each, a “Debenture”) issued pursuant to a securities purchase agreement that we entered into with an accredited investor on November 29, 2024 (the “Securities Purchase Agreement”). Under a Securities Purchase Agreement, (i) $1,500,000 in principal amount of Convertible Debentures were issued upon the signing of the Securities Purchase Agreement, (ii) 2,000,000 in principal amount of Convertible Debentures were issued upon the filing of the registration statement of which this prospectus forms a part (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) registering the resale of the conversion shares by the Selling Shareholder, and (iii) 1,500,000 in principal amount of Convertible Debentures are issuable on or about the date the Registration Statement has first been declared effective by the SEC. The Convertible Debentures may be converted into more than the 6,332,801 Resale Shares being offered by this prospectus, and if any portion of the Convertible Debentures are converted into Class A Ordinary Shares that are not being offered by this prospectus, such Class A Ordinary Shares will be restricted securities and may not be resold unless registered under the Securities Act of 1933, as amended, or such resale is exempt from such registration.

We are not selling any Class A Ordinary Shares in this offering, and we will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EHGO”. On December 13, 2024, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $4.35 per share, and on December 13, 2024, we had 19,610,000 class A ordinary shares of a par value of US$0.0001 each (the “Class A Ordinary Shares”) and 5,856,000 class B ordinary shares of a par value of US$0.0001 each (the “Class B Ordinary Shares”) issued and outstanding.

The Selling Shareholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Our issued and outstanding share capital is a dual class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company and each Class B Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof, but Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a shell company issuer that operates through its subsidiaries and variable interest entities (“VIEs”).

Unless otherwise stated, as used in this prospectus, the terms “Eshallgo,” “we,” “us,” “our Company,” and the “Company” refer to Eshallgo Inc, an exempted company with limited liability incorporated under the laws of Cayman Islands; “PRC subsidiary,” “Eshallgo WFOE” or “WFOE” refer to Shanghai Eshallgo Enterprise Development (Group) Co., Ltd, a limited liability company organized under the laws of the PRC and our indirect wholly owned subsidiary; the term “consolidated VIEs” or “VIEs” refer to Junzhang Shanghai and Junzhang Beijing, and 19 individually-owned businesses organized under the laws of the PRC.

We are incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations in China through the variable interest entities, Junzhang Digital Technology (Beijing) Co., Ltd. and Junzhang Digital Technology (Shanghai) Co., Ltd., or Junzhang Beijing and Junzhang Shanghai. This is an offering of the Class A Ordinary Shares of the offshore holding company. You are not investing in Junzhang Beijing or Junzhang Shanghai, the VIEs. Neither we nor our subsidiaries own any share in, Junzhang Beijing and Junzhang Shanghai. Instead, we receive the economic benefits of, Junzhang Beijing or Junzhang Shanghai’s business operation through a series of contractual agreements, or the VIE Agreements, which have not been tested in court. As a result of our indirect ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of the VIE. The VIE structure provides contractual exposure to foreign investment in Chinese-based companies where Chinese law prohibits direct foreign investment in the operating companies and investors directly holding equity interests in the Chinese operating entities. However, as of the date of this prospectus, the VIE agreements have not been tested in a court of law. We and our investors do not have an equity ownership in, direct foreign investment in, or control through such ownership/investment of the VIEs. Therefore, the VIE agreements do not give us the same controlling power as if we had equity ownership in the VIE. In August and December 2021, Eshallgo WFOE, which is our PRC subsidiary, Junzhang Shanghai and Junzhang Beijing, and shareholders of Junzhang Shanghai and Junzhang Beijing entered into a series of contractual agreements (the “VIE Agreements”) that established the VIE structure. We have evaluated the guidance in FASB ASC 810 and determined that Eshallgo WFOE is the primary beneficiary of Junzhang Shanghai and Junzhang Beijing and their subsidiaries, for accounting purposes, because, pursuant to the VIE Agreements, the VIE shall pay service fees equal to all of its net income to Eshallgo WFOE, while Eshallgo WFOE has the power to direct the activities of the VIEs that can significantly impact the VIEs’ economic performance and is obligated to absorb all of losses of the VIEs. Such contractual arrangements are designed so that the operations of the VIEs are solely for the benefit of Eshallgo WFOE and, ultimately, Eshallgo. Eshallgo has indirect ownership in 100% of the equity in Eshallgo WFOE. Accordingly, under U.S. GAAP, we treat the VIE and its subsidiaries as consolidated affiliated entities and have consolidated their financial results in our financial statements. Junzhang Shanghai, Junzhang Beijing and their subsidiaries are based in China and are engaged in value-added telecommunication services. Due to PRC legal restrictions on foreign ownership in the value-added telecommunication services, we do not own any equity interest in the VIEs. For a detailed description of the VIE Agreements, see “Corporate Structure” on page 93 of the Company’s amended Annual Report for the fiscal year ended March 31, 2024 on Form 20-F/A filed with the SEC on December 13, 2024 (the “2024 Annual Report”).

You are investing in Eshallgo Inc, our holding company incorporated in Cayman Islands, and you are not investing in Junzhang Digital Technology (Shanghai) Co., Ltd. and Junzhang Digital Technology (Beijing) Co., Ltd., the VIEs, in China. Our subsidiaries and the VIEs conduct operations in China, and the VIEs are consolidated for accounting purposes but are not entities in which you will own equity, and our holding company does not conduct operations. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the VIEs or the PRC operating entities under the VIEs, but rather purchasing equity solely in Eshallgo Inc, our Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Risk Factors – Risks Related to Doing Business in the PRC – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” on page 31 and “You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” on page 49 of the 2024 Annual Report.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIEs, and we are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC regarding the VIEs and the VIE structure. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinese regulatory authorities disallow this VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our Class A Ordinary Shares, which could cause the value of such securities to significantly decline or become worthless. For a detailed description of the risks relating to the VIE structure, doing business in the PRC, and the offering as a result of the structure. See “Risk Factors – Risks Related to Our Corporate Structure and Operation” and “Risk Factors - Risks Related to Doing Business in the PRC.”

Additionally, we are subject to certain legal and operational risks associated with the VIEs’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIEs’ operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. As of the date of this prospectus, neither we nor the VIEs have been involved in any investigations or received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. It is the opinion of our PRC counsel, Beijing DOCVIT Law Firm, that we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” pursuant to the Cybersecurity Review Measures, which became effective on February 15, 2022 because (1) we currently do not have over one million users’ personal information; (2) we do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and VIEs, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S.

On February 17, 2023, the China Securities Regulation Commission (“CSRC”) published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Provisions on Confidentiality and Archives Administration”), which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. On the same day, the CSRC also promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) on the CSRC’s official website. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Overseas Listing Trial Measures. Therefore, we are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus and may be subject to the filing requirements under the Overseas Listing Trial Measures for our future offerings and listing of our securities in an overseas market under the Overseas Listing Trial Measures. If we fail to complete such filing with the CSRC in compliance with the Overseas Listing Trial Measures, the CSRC may order rectification, issue warnings, or impose a fine ranging from RMB1 million to RMB10 million on our PRC subsidiary designated to complete such filing and the directly responsible persons will be warned and fined between RMB500,000 and RMB5 million. The New Overseas Listing Rules laid out the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. In the opinion of Beijing DOCVIT Law Firm, our counsel as to certain PRC legal matters, after the completion of this offering pursuant to this prospectus, we require to make the CSRC filing procedure.

We have been closely monitoring regulatory developments in PRC regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering.  As advised by our PRC counsel, Beijing DOCVIT Law Firm, as of the date of this prospectus, although we are required to complete certain filing procedure in connection with our offering (including this offering and any subsequent offering) under the Trial Measures, no relevant PRC laws or regulations in effect require that we obtain approval or permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.  However, since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. If we do not receive or maintain such approval (should the approval is required in the future by the PRC government), or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in the PRC” on page 28 of the 2024 Annual Report for more information.

Eshallgo Inc is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds. Our subsidiary in Hong Kong is also permitted under the laws of Hong Kong SAR to provide funding to Eshallgo Inc through dividend distribution without restrictions on the amount of the funds.  Current PRC regulations permit EShallGo WOFE to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, our Company, our subsidiaries, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. See “Prospectus Summary - Transfers of Cash to and from the VIEs.”

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our equity structure adopt both a direct holding structure and contractual structure. Eshallgo Inc, or Eshallgo, directly controls Shanghai Eshallgo Enterprise Development (Group) co., Ltd., or Eshallgo WFOE or the WFOE, and Hong Kong company, Junzhang Monarch Limited, or Eshallgo HK. Eshallgo WFOE is the primary beneficiary of Junzhang Shanghai and Junzhang Beijing through a series of contractual agreements, under which Eshallgo WFOE has the exclusive right to provide to Junzhang Beijing or Junzhang Shanghai consulting, technical or other services and their respective intellectual property rights in exchange for payments. See “Organizational Structure” and “Contractual Arrangements with the VIEs and Their Shareholders” on pages 92 and 93 of the 2024 Annual Report respectively for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Eshallgo at the close of this offering, the funds can be directly transferred to Eshallgo HK, and then transferred to subordinate operating entities through the WFOE. Within our contractual structure, the transfer of funds between the WFOE and VIEs are also legal and compliant with the laws and regulations of the PRC.

If the Company intends to distribute dividends, the VIEs will transfer the dividends to Eshallgo WOFE, which then will transfer the dividends to Eshallgo HK in accordance with the laws and regulations of the PRC, and then Eshallgo HK will transfer the dividends to Eshallgo, and the dividends will be distributed from Eshallgo to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. In the reporting periods presented in this prospectus, no cash and other asset transfers have occurred among the Company, its subsidiaries and the VIEs; and no dividends or distributions of a VIE have been made to the Company to date between the holding company and its subsidiaries, or to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its operations. As a result, we do not expect to pay any cash dividends. Furthermore, besides the potential tax consequences mentioned below, although we do not anticipate any difficulties or limitations on our ability to transfer cash between the holding company and the subsidiaries, or between the VIEs and the subsidiaries in the future, we have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash. See “Prospectus Summary – Transfers of Cash to and from the VIEs and Subsidiaries” on page 1, “Summary of Risk Factors - Risks Related to Our Corporate Structure and Operation” on page 17, and “Risk Factors - Risks Related to Our Corporate Structure and Operation – We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares” on page 26 of the 2024 Annual Report.

4. Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Summary of Financial Position and Cash Flows of Eshallgo Inc, its VIEs and the VIE subsidiaries " on page 1, the financial statement beginning on F-1, and “Dividend Policy” on page 126 of the 2024 Annual Report for more information.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the Public Company Accounting Oversight Board United States, or the PCAOB, issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the People’s Republic of China, or the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB recently, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the HFCAA if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Our predecessor auditor, Friedman LLP, and our current auditor, Marcum Asia CPAs, LLP, or Marcum Asia, are not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Our predecessor auditor and our current auditor are based in Manhattan, New York, and have been inspected by the PCAOB on a regular basis, with the last inspections in 2020, and therefore not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares and trading in our ordinary shares could be prohibited. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. See “Risk Factors — Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 47 of the 2024 Annual Report.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for additional information.

Investing in our Class A Ordinary Shares involves high degree of risks. You should read carefully the discussion of material risks of investing in our Ordinary Shares. See “Risk Factors” beginning on page 4 of the 2024 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

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ABOUT THIS PROSPECTUS

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

For investors outside of the United States of America (the “United States” or the “U.S.”): We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Class A Ordinary Shares and the distribution of this prospectus outside of the United States.

Eshallgo’s reporting currency is the United States dollar. The functional currencies of all the subsidiaries and the VIEs are their local currency, the Renminbi (“RMB”).

Unless otherwise noted, (i) all industry and market data in this prospectus is presented in U.S. dollars or RMB, (ii) all financial and other data related to our Company in this prospectus is presented in U.S. dollars, (iii) all references to “$” or “USD” in this prospectus (other than in our financial statements) refer to U.S. dollars, and (iv) all references to “RMB” in this prospectus refer to Renminbi.

Our fiscal year end is March 31. References to a particular “fiscal year” are to our fiscal year ended March 31 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

We obtained the industry, market, and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

This prospectus contains trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

ii

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

iii

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should carefully read the entire document, including our historical and pro forma financial statements and related notes, to understand our business, the Class A Ordinary Shares, and the other considerations that are important to your decision to invest in the Class A Ordinary Shares.

You should pay special attention to the “Risk Factors” section. Our actual results and future events may differ significantly based upon several factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Investors should note that Eshallgo Inc, our Cayman Islands holding company, does not directly own any substantive operations in the PRC and our businesses in the PRC described in this prospectus are operated through Junzhang Beijing and Junzhang Shanghai, the VIEs in China

Prospectus Conventions

“PRC” refers to the People’s Republic of China.

“RMB” refers to Renminbi, the official currency, i.e., Yuan, in the PRC.

“JPY” refers to Japanese Yen, the official currency in Japan.

“Eshallgo” refers to Eshallgo Inc, a Cayman Islands exempted company;

“Junzhang HK” refers to Junzhang Monarch Ltd., a Hong Kong SAR company;

“EShallGo Shanghai” or “EShallGo WFOE” refers to Shanghai Eshallgo Enterprise Development (Group) Co., Ltd., a PRC company that is a wholly-owned subsidiary of Junzhang HK.

“Junzhang Shanghai” refers to Junzhang Digital Technology (Shanghai) Co., Ltd., the variable interest entity (“VIE”) in the PRC company contractually related to EShallGo WFOE; its registered address is 12th Floor, Building 16, Jinling Capital, 1000 Jinhai Road, Pudong New Area, Shanghai, China, and the actual business address is Room 1206A, Building 3, No. 1501 Jinsui Road, Pudong New District, Shanghai, China.

“Junzhang Beijing” refers to Junzhang Digital Technology (Beijing) Co., Ltd., the VIE in the PRC contractually related to EShallGo WFOE.

“VIE” refers to variable interest entity.

“VIEs” refers to the variable interest entities, Junzhang Shanghai and Junzhang Beijing.

Junzhang Digital Technology (Suzhou) Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Junzhang Digital Technology (Changzhou) Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Zibo ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of EShallGo WFOE.

Shanghai Lixin Office Equipment Co., Ltd. is a PRC company and a 100% owned subsidiary of Junzhang Shanghai.

ESHALLGO Office Supplies (Shanghai) Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is No. 9, Lane 360, Feihong Road, Hongkou District, Shanghai and the actual business address is Unit 1201, Building 16, Jinling Capital Park, No. 1000 Jinhai Road, Pudong New District, Shanghai.

Changchun ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Shijiazhuang ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Guangzhou ESHALLGO Office Equipment Leasing Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Tianjin ESHALLGO Office Equipment Leasing Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Ningbo Haishu ESHALLGO Junzhang Digital Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Zhengzhou Junzhang Office Equipment Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Junzhang Digital Technology (Nanjing) Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Chengdu Junzhang digital Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Hefei Junzhang EESHALLGO Digital Products Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Chongqing ESHALLGO Office Equipment Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Beijing ESHALLGO Technology Development Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Harbin ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Xi’an ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is Block 4-1-B, Xinqing Yayuan, 17A, Middle Section of Yanta Road, Beilin District, Xi’an, Shaanxi Province, China, and the actual business address is Room 1003, Unit 1, Hongxin Garden, No. 334, East Section of Huancheng South Road, Xi’an, China.

Shanghai Changyun Industrial Development Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai. Its registered address is Room 912, Building 4, No. 209, Zhuyuan Road, Suzhou High-tech Zone, Shanghai, China, and the actual business address is Room 18J, No. 2, Lane 1228, Yan'an West Road, Changning District, Shanghai, China.

Shenzhen ESHALLGO Information Technology Co., Ltd., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Hangzhou ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Kunming ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Qingdao ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Qinghai ESHALLGO Information Technology Co., Ltd. is a PRC company and a 55% owned subsidiary of Junzhang Shanghai.

Our business is conducted by the VIEs and their subsidiaries, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this annual report, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars (“$” or “US$”), determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars). The relevant exchange rates are listed below:

	For the Year	For the Year	For the Year
	Ended	Ended	Ended
	March 31,	March 31,	March 31,
	2024	2023	2022
Period Ended USD:RMB exchange rate	7.2221	6.8680	6.3393
Period Average USD:RMB exchange rate	7.1530	6.8526	6.4180

Overview

Eshallgo Inc (“EShallGo” or the “Company”) was incorporated in the Cayman Islands in June 2021. Through its variable interest entity and operating company, Junzhang Digital Technology (Shanghai) Co., Ltd. (“Junzhang Shanghai”), we have created an extensive geographical presence, which expands throughout 20 provinces in China. Since the Company has been serving as a dealer for nearly all the globally known office supply brands in China, established 155 service points with more than 1000 technicians, and has built its own ERP system as of the date of this Annual Report, the Company management, which has three decades of experience in the industry, believes that these qualities have shaped us into what we believe to be one of the leading office solution providers in China with a global vision.

We specialize in two distinct market sectors: office supply sale and leasing, and after-sale maintenance & repair. These market sectors are large and fragmented, and we believe they present opportunities for significant growth through complementary services. Our mission is to become an office integrator and service provider, offering competitive overall office solutions and services, expand our service market beyond office equipment, and continue to create maximum value for customers. We place our customers’ needs, employees’ welfare and shareholders’ value as utmost importance, and we strive to build an enterprise that provides one-stop office solution.

Junzhang Shanghai is an authorized distributor of major brands of office equipment, including HP, Epson, Xerox, Sharp, Toshiba, Konica, Kyocera and other brands. Over the years, our business has expanded to encompass all other supplies offices may require, such as office furniture, IT products, water dispensers, printing paper, among many others. We also provide maintenance with Enterprise Resource Planning (“ERP”) systems we developed on our own. Our office total solution systems bring efficiency and convenience in the office. Our management believes that we have become one of the leading suppliers of office equipment for both private and public sector businesses as well as for large enterprises and institutions such as Ping An Insurance, Taiping Life, Centaline Property, Debon Securities, Tongce Real Estate, among others, and we have developed an e-commerce platform for all types of offices. As of the date of this prospectus, Junzhang Shanghai has established 20 subsidiaries across China and obtained the national high-tech enterprise certification.

Relying on our team’s rich experience in serving customer as well as technology development over the past 20 years, we have created an innovative cross-region service brand, EShallGo, to provide customers from across the country by addressing their customized office needs. As an independently developed solution provider with our own intellectual property rights, EShallGo is adopting “cloud procurement, cloud management and cloud services” and other powerful tools to lay the cornerstones for our future growth plan. We are in the process of establishing a system covering office services, sales, leasing, warranty service and life-time maintenance covering major cities across the country. We have obtained ISO9001, ISO14001, ISO45001 certifications and other national management system certifications.

Although the Chinese economy annual growth rates no longer sustain an unprecedented level of 10%-plus as in the last decades, as 2010 marks the last year China’s GDP grew by 10.3%, the economic activities in China continue to thrive and prosper in recent years, and demand for corporate office services has become a new market growth point. In light of the industry growth, EShallGo is looking to take the lead in this new market by proposing the “Internet & Service E-commerce model”. Although the e-commerce business and related platform is not yet operational and will be launched in the first half if 2025, EShallGo has completed the initial setup of e-commerce and national service outlets and gained initial success in the market. Specifically, Junzhang Shanghai has set up all service categories on the platform that are in line with the industry by acquiring the ICP certificate and EDI certificate, which are business licenses for e-commerce platform operations in China and could take up to two years to obtain. Junzhang Shanghai has also developed its proprietary software, remote management systems and the mobile applications, all of which await to be further refined and tested to accommodate the business-end users, and to be launched in the first half of 2025. Furthermore, Junzhang Shanghai’s continuing geographical expansion efforts have resulted in more than 155 service outlets and more than 1,500 registered technical service personnel in lower-tier cities. These service outlets have contracted with Junzhang Shanghai through one of its 20 subsidiaries to provide local aftersales maintenance and repair services to largely institutional customers of Shanghai Junzhang. In order to continue its expansion efforts, consolidate its relationship with local vendors, and further promote Eshallgo’s brand awareness, Shanghai Junzhang does not currently charge management fees at this stage and allow the service points to retain all service-related revenues. This enabled us to lay a good foundation for Eshallgo’s future e-commerce development. Our long-term goal is to become a leading service provider for not only office total solutions, but also to expand our service technology to other types of house products.

Initial Public Offering

On July 3, 2024, the Company completed its initial public offering. In this offering, the Company issued 1,250,000 Class A Ordinary Shares of par value US$0.0001 each at a price of US$4.00 per share. The Company received gross proceeds in the amount of US$5,000,000 before deducting any underwriting discounts and expenses. The Class A Ordinary Shares began trading on July 2, 2024 on the Nasdaq Capital Market under the ticker symbol “EHGO.”

Adoption of Share Incentive Plan

On September 12, 2024, the Company adopted a 2024 equity incentive plan (the “2024 Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2024 Plan has a maximum number of 2,000,000 Class A Ordinary Shares of the Company available for issuance pursuant to all awards under the 2024 Plan. On November 1, 2024, the Company issued 1,531,000 Class A Ordinary Shares to certain employees of the Company as compensation for their continued service in the Company.

Private Placement

On November 29, 2024, the Company entered into a securities purchase agreement with the Selling Shareholder to place Convertible Debentures with a maturity date of 364 days after the issuance of the first Debenture in the aggregate principal amount of up to $5,000,000 at a purchase price equal to 95% of the subscription amount at each closing, provided that in case of an event of default, the Debenture may, at the Selling Shareholder’s election, become immediately due and payable. In addition, the Company paid a commitment fee equal to 1% of the amount of the Convertible Debentures and a one-time due diligence and structuring fee of $25,000 at the closing. The initial closing of the transaction in the principal amount of $1,500,000 in Debenture occurred on November 29, 2024.

The Selling Shareholder may convert the Debenture in its sole discretion into the Company’s common shares at any time at the lower of $4.756 or 93% of the lowest daily VWAP for the Ordinary Shares during the 5 consecutive trading days immediately preceding the conversion date, provided that the conversion price may not be less than $0.78954 (the “Floor Price”). The Selling Shareholder may not convert any portion of a Debenture if such conversion would result in the Selling Shareholder beneficially owning more than 4.99% of Company’s then issued Class A Ordinary Shares, provided that such limitation may be waived by the Selling Shareholder with 65 days’ notice. Any time after the issuance of the Convertible Debentures that the daily VWAP is less than $0.78954 for a period of 10 consecutive trading days in a period of 15 consecutive trading day period (each such occurrence, an “Amortization Event”) and only for so long as such conditions exist after a Amortization Event, the Company shall make monthly payments beginning on the 10th trading day after the Amortization Event date and continuing on the same day of each successive calendar month. Each monthly payment shall be in an amount equal to the sum of (i) $1,000,000 of the principal or the outstanding principal if the principal is less than such amount plus, (ii) the payment premium of 10% in respect of such amount in (i), and (iii) accrued and unpaid interest hereunder as of each payment date.

The Company also entered into a registration rights agreement, date November 29, 2024, pursuant to which the Company agreed to register for resale the Class A Ordinary Shares issuable pursuant to the Convertible Debentures with the SEC within 21 days from the date of the registration rights agreement.

Pursuant to the securities purchase agreement, the Convertible Debentures were or will be issued in a private placement pursuant to an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder.

Corporate Structure

Below is a chart illustrating our current corporate structure:

Eshallgo Inc.
(a Cayman Islands company)
100%
Junzhang Monarch Limited
(a Hong Kong SAR company)
Offshore
100%
Onshore
Shanghai Eshallgo Enterprise Development (Group) Co., Ltd.
(a PRC company)
Contractual Agreements
55%
Junzhang Digital Technology
(Suzhou) Co., Ltd.
Junzhang Digital Technology
(Changzhou) Co., Ltd.
Zibo ESHALLGO Information
Technology Co., Ltd.
(PRC companies)
Junzhang Digital Technology
(Beijing) Co., Ltd.
(a PRC company)
Junzhang Digital Technology
(Shanghai) Co., Ltd.
(a PRC company)
55%
100%
Ningbo Haishu Eshallgo Junzhang Digital Technology Co., Ltd.
Changchun Eshallgo Information Technology Co., Ltd.
Shijiazhuang Eshallgo Information Technology Co., Ltd.
Guangzhou Eshallgo Office Equipment Leasing Co., Ltd.
Tianjin Eshallgo Office Equipment Leasing Co., Ltd.
Hefei Junzhang Eshallgo Digital Products Co., Ltd.
Shanghai Changyun Industrial Development Co., Ltd.
Shenzhen Eshallgo Information Technology Co., Ltd.
Hangzhou Eshallgo Information Technology Co., Ltd.
Zhengzhou Junzhang Office Equipment Co., Ltd.
Chengdu Junzhang digital Technology Co., Ltd.
Junzhang Digital Technology (Nanjing) Co., Ltd.
Chongqing Eshallgo Office Equipment Co., Ltd.
Beijing Eshallgo Technology Development Co. Ltd.
Harbin Eshallgo Information Technology Co., Ltd.
Xi'an Eshallgo Information Technology Co., Ltd.
Kunming Eshallgo Information Technology Co., Ltd.
Qingdao Eshallgo Information Technology Co., Ltd.
Qinghai Eshallgo Information Technology Co., Ltd.
ESHALLGO Office Supplies (Shanghai) Co., Ltd.
(PRC companies)
Shanghai Lixin Office
Equipment Co., Ltd.
(a PRC company)
Equity interest
Contractual
arrangement

Our Background

EshallGo, through Junzhang Shanghai, is a one-stop service company dedicated to creating overall solutions for any types of offices. Junzhang Shanghai’s current main business is office equipment and supply sales and aftersales service. Specifically, Junzhang Shanghai has established a long-term cooperation mechanism with world-renowned office equipment makers, such as HP, Epson, Xerox, Sharp, Toshiba, Konica, Kyocera, among others, and is active in the business of providing products and services of office supplies, office equipment leasing, office equipment maintenance services, and related supply chain finance services. However, with more than 20 years of industry experience, our team has developed a vision to move beyond the traditional office supply business model, but to focus on the maintenance and services of these equipment instead. Over the years, our team has built the Company into a holding group with more than 20 provincial-level holding subsidiaries in China, covering all regions of the country and aggregated 150 registered service stations across the country.

As of the date of this prospectus, the Company, through its VIEs, has developed a number of service stations to tend the aftersales needs of its customers across China, and will eventually form cooperative relationships with like-minded businesses to conduct aftersales services together. The subsidiaries currently established are service providers who have completed registration and signed service agreements with Junzhang Shanghai, and help serve tens of thousands of loyal customers all over the country. At the same time, through the brand EShallGo platform developed by Junzhang Digital Technology, a new business model of “Internet + Service e-commerce” can be executed nation-wide. By implementing a centralized online intake platform and dispatching technicians to tend customers’ physical office needs in real-time, EShallGo will establish a model that integrates all online and offline service categories into a one-stop service station. The e-commerce business and related platform is not yet operational, but they will be launched in the first half of 2025.

Our Services

Currently, our main business involves the sales, leasing and maintenance services of office equipment such as printers and copiers. We distribute more than 15 major brands such as HP, Epson, Xerox, Sharp, Toshiba, Konica, and Kyocera.

Sales and Leasing

The sales and leasing process is relatively simple. Our marketing team will make comprehensive customer quotes after obtaining customer’s information, such as the total print volume of the customer, the proportion of A3/A4 format, the proportion of color/black and white coloring, to determine the number of equipment that best suits the customer’s needs and whether the customer should choose to purchase or lease. The equipment we provide is mainly new models of prominent brands mentioned above.

Our clients currently consist of mainly financial service companies and real estate companies, including Taiping Life Insurance, Debon Securities, Fosun Group, Laomiao Gold, Lianjia Real Estate, Centaline Real Estate, Quantuo Real Estate, among others.

The following chart illustrates our sales model, in which the remote management section will be installed:

Services

As the Company grows, it has gradually become clear that our revenue growth will come from the service aspect of our business, which mainly include: (1) Leasing (with installation payment and fixed service fee), (2) after-sales maintenance service, and (3) life-time maintenance service, which is characterized for its high profit margin, high degree of customer adhesion, and long profit cycle, as indicated below:

Service Operations

The Company aims to gradually expand its emphasis on sales and office equipment distribution to a service-oriented model in the future, and to provide our customers with more personalized products and services. Overtime, with our self-developed and standardized management system that entail all aspects of supply, leasing and after-sale services, we aim to boost our cooperation with our customers by expanding the current limited and fragmented after-sales services across China.

Through office equipment sales and aftersales service as our initial business model, we have implemented a streamlined business model and obtained analysis data in the field of smart office and even smart home. The data we collected can be sent to manufacturers, sellers to improve the overall product research, production, sales, purchase, consumer finance and aftersales guidance for different types of service providers, enabling a new long-tail industry ecology.

Currently, the EShallGo service network involves more than 20 provincial-level subsidiaries nationwide in service operations, centered around Shanghai and will expand further over time.

The goal that EShallGo’s office total solution direct repair platform is striving to achieve is to mobilize maintenance technicians of various categories and brands to create a standardized, professional, convenient and streamlined equipment service platform. Specifically, customers can use EshallGo’s mobile App, official website, call center, or simply scan a QR code to request any service or product, and our platform will locate and dispatch experienced technicians nearby for quick diagnosis and delivery of service and product.

Operation Dispatch Process

Currently, EShallGo already distributes products and completes work orders through a mobile App, which is independently developed by Junzhang Shanghai to sort out, among others, task order acceptance, workflow management, real-time positioning, and customer evaluation. Once a work order is placed, the service platform of EShallGo sends the work order to the authorized service center of each of the provincial service point according to the location. The service center then assigns an affiliated or contracted technician to provide onsite services. The average response time for our on-site service of the technician typically does not exceed 4 hours, and the work order can usually be completed as quickly as within 1 hour.

The flowchart for the construction of our operational dispatch process is indicated below:

Visualized IoT and After-sales Service System (To Be Launched)

As a service platform independently developed by EShallGo with our own intellectual property rights, Junzhang Shanghai adopts powerful concepts and tools such as “cloud procurement, cloud management, and cloud services” as the cornerstone to promote the development of the entire platform, and quickly establish an easily accessible platform for users. The service network and supporting team cover major cities across the country. The main functions of remote equipment management software include, among others, automatic equipment fault diagnosis, consumables usage statistics and other various data of equipment.

Furthermore, our dual Mobile App software system will incorporate data from both customer App and the technician App, which can provide timely feedback on the remote use dynamics of the equipment, complete information connection and intercommunication in time, and monitor information feedback. All the data received by the App are collected through our Enterprise Resource Planning (“ERP”) real-time transmission and exchange, and all data and information are reasonably analyzed and managed by EShallGo’s back-end system.

The ERP system is a practical tool independently developed for the office equipment industry. Its main functions include customer contract management, information interaction, data statistics, purchase and sales order management, deposit and withdrawal monitoring, automatic generation of various data and other office solution industry-specific functions. There is no set upper limit to the system capacity.

The e-commerce business and related platform is not yet operational, but they will be launched in the first half of 2025.

Operations of the After-sales Service System

Although the office equipment supply chain has been saturated in China, the realm of technological advance in aftersales has barely been explored. EShallGo has been the pioneer on the technological innovation of after-sales services for more than two decades, around the same time when all these major office equipment brands have entered China. To date, we have developed a dual-app system for both customers and technicians/engineers to provide real-time diagnosis of any technical issues arising out of the office equipment and dispatch quick repair and maintenance service as needed, thereby changing the way the traditional after-sales technical support was operated.

Our aftersales system is dedicated to the aftersales market of the office total solution industry, independently developed by EShallGo. All the software is interoperable, and the data is seamlessly connected, which greatly helps to improve work efficiency, standardize service, and collect and analyze big data.

Our system includes three major software components:

1.	Core ERP Software for the Office Total Solution Market

ERP is the core of the entire service system as it supports and manages EShallGo’s national coverage service network and solves the business needs of customers and technicians located in various locations. For example, it can create a background summary table, making data easily visible at first glance; the data display of each work order of the technician includes information such as location mapping, customer rating, customer signature, which can all be completed on the technician’s mobile phone; real-time invoice can be generated with just one-click based on the services conducted. Because of its ability to conduct a large amount of data analysis, it sufficiently meets the management needs of today’s office total solution industry.

2.	Remote Equipment Management Systems for Both Users and Technicians (to be Launched)

This management system is tailored for customers looking for conventional office solution functions. It provides equipment monitoring, equipment daily consumption management, and equipment repair and maintenance diagnosis to the national coverage service company. This system is being independently developed by EShallGo. It is a database that gathers all the business information of Junzhang Shanghai, provides data support for back-end business and other branch systems, and is also a platform for the Company’s headquarters, local branches and service providers to handle business collaboratively. The system can also undertake the task of providing data reports and analysis, customer big data analysis, and business profit allocation and settlement between the Company and its affiliates and partnered service outlets. Specifically, the background management system entails three modules, each of which carries out a different function that comprehensively streamline the solution process.

a.	Technician-End Mobile App (to be launched)

Technician’s mobile App will include the work order module, leasing and overall solution module, and billing module. Through the back-end data support, it helps technicians successfully complete various equipment tasks, including repairs, maintenance, installation and after-sales customer visits, delivery and signing. Furthermore, it allows technicians to conduct repairs and supplies and parts orders on-site, and transfer on-site tasks to other technicians if necessary. This App can also act as an attendance check-in tool for employees when they conduct business activities outside the Company.

The technician-end mobile App completes the work order module, which includes but not limited to background summary table data, classification data of each work order of the technician such location map, which enables door-to-door service, customer rating, and customer signature.

b.	User-End Mobile App (to be launched)

Customers’ end App will support both Android and Apple smart phones, providing customers with convenient scan codes for repairs and other business-related functions. This App will also be a Quick Response (“QR”) code scanning tool for the customers’ equipment and supplies management needs, such as inventory, requisition registration, new product storage and delivery. Some of the most commonly-used maintenance order tracking functions are also available.

Furthermore, user-end App facilitates the customer’s requests for repairs, tracking, evaluation and other functions. On the other hand, the technician-end App tracks the technician order and documents every step during the service. At the same time, both Apps are connected to the ERP system to collect related data in real time, which brings efficiency and convenience to the Company. Notably, with such efficient data analysis carried out by our dual-all system, any equipment failure will usually be discovered quickly, allowing either customers to fix the problems on their own or the technicians to conduct repairs remotely or onsite.

The function of this software is to connect to the user’s equipment effectively and conveniently, and to facilitate the effective management and repair of customers equipment. ERP is connected to equipment’s usage data, making data collection and analysis more efficient.

Our Competitive Strengths

We believe that we benefit significantly from the following competitive strengths. Through EShallGo’s overall market layout, service-oriented approach, as well as the gradual and in-depth advancement of independent research and development tools, we will change the traditional sales-oriented model in the industry to our goal of comprehensively and accurately tending of customer needs, improving service quality, achieving time efficiency, and enhancing customer satisfaction.

Management Expertise

Our founder, Mr. Zhidan Mao and his team have more than 20 years of experience in the industry of office equipment sales and services. Specifically, Mr. Mao has been in this industry since the above-mentioned major office equipment companies were first introduced to China. With our management’s technology-centered background, the Company distinguishes itself from the rest of the major equipment suppliers that are mainly sales-oriented. With its rich and deep experience in mastering important features of most, if not all, major office equipment, the Company is able to identify and resolve different problems arising out of different office equipment products and tend different customers’ needs.

Collaborative results-driven culture and precise execution

Our culture of customer- and market-centered mindset, fast and precise execution of customer orders, collaborative teamwork, excellence-driven service concept and trusted relationships with our suppliers and customers help us to excel in what we do. We believe this integrated team approach results in achieving operational results, and has contributed to the growth of our revenues at a higher rate than our competitors.

Leadership position in large, fragmented markets

We believe that the fragmented nature in this sector makes it full of opportunities for dynamic growth. Since the current office equipment industry is largely sales-oriented and emphasizes less on the technological service end, we have developed and will keep expanding our geographic footprint across China with over 150 locations throughout 20 provinces with our aftersales services. Over the last several years, we have strengthened our competitive position and financial profile through strategically converging fragmented operations in aftersales maintenance services, and focusing on the business units we believe present the greatest opportunity for profitable growth. Because our generally smaller and local competitors typically have fewer financial and operational resources than we do, we believe we are better able to:

•	address our customer’ needs with our extensive product knowledge and availability as well as the ability to directly integrate with their systems and workflow;

•	leverage local knowledge and maintain close customer relationships through our expansive branch and sales networks, while also offering the capabilities of a large organization;

•	attract, develop and deploy industry-leading talent, resulting in a deep pool of management, operations and sales expertise; and

•	identify new opportunities ahead of our competition through our broad supplier and customer relationships and sales force reach.

Specialized business model delivering value-added services to customers

We offer our customers a breadth of products and services tailored to their specific needs. Our local presence and close relationship with our customers allow us to optimize our sales coverage model. We also provide differentiated, value-add services to our customers including:

•	fast product delivery with many of our products available on a same or next day basis;

•	product and technological expertise;

•	close customer and vendor relationships with an integrated “total solution sale;”

•	extensive network to assist with the customer’s sourcing function; and

•	onsite product training and after-sales support.

Our service model allows us to fully tend to our customers’ needs and aid them in sourcing and procurement of their desired equipment and services. For example, within the area of office equipment maintenance, our ERP systems can integrate directly with our customers’ internal needs, enabling our customers to streamline their product fulfillment and project completion process. We believe that the breadth of our product and service we offer provide significant competitive advantages over smaller local and regional competitors, helping us earn new business and secure recurring business.

Strategic diversity across customers, suppliers, geographic footprint, products and end-markets

Our sales network and after-sales service system have established more than 20 service-oriented provincial-level holding subsidiaries and over 150 service locations across the country and our system has begun to take shape and gained brand awareness. We believe the diversity of our customers, suppliers, geographic footprint, products and markets reduces our overall risk exposure. Our broad base of approximately 21,000 customers has low concentration with no single customer representing more than 4% of our total sales and our top 10 customers representing only approximately 29% of our total sales during fiscal 2021 We also believe that by developing relationships with a diverse set of customers, we gain significant visibility into the future needs of our marketplace. We maintain relationships with approximately 1,600 suppliers for many of our products, thereby limiting the risk of product shortages. We believe this allows us to deliver a diverse product offering on a cost-effective and timely basis. Our diverse geographic footprint of over 150 locations limits our dependence on any one region.

We believe that our diversity in end-market is a key competitive strength, as our growth opportunities and ability to deploy resources are not constrained by any single end-market dynamic. We believe that we stand to benefit both from large markets that are characterized by stable long-term growth potential, as well as from markets that are exposed to cyclical intervals. We expect these cyclical markets to recover in layered and overlapping stages at varying points in the economic cycle, as they have done in the past. For example, we believe that our largest business unit, office equipment maintenance, will continue to provide an opportunity for consistent and substantial long-term growth.

Highly efficient, technology-driven and well-invested operating platform driving high returns on invested capital (to be launched)

Our dedicated team, with its strong and extensive technology industry background, has developed an all-in-one service system (maintenance, life-time maintenance, extended warranty, full warranty etc.) and built an integrated platform of smart office system and IoT solutions to serve our customers both offline and online and to create more monetization opportunities.

We equip our platform with smart office system and IoT solutions that integrate automated services such as smart conference, cloud-based printing, facial recognition and other cloud-based security control. Our core ERP system analyzes large amount of data generated, and provides us with a better understanding of our customers’ needs and preferences, enabling us to offer customized services to them.

Our technology-driven platform will not only improve work efficiency, experience and loyalty of our members, but also our operational cost effectiveness. For example, a single technician in a conventional peer company has 6-8 orders per day at full capacity; however, through EShallGo’s efficient cloud management system, the maximum number of tasks a single technician in our Company can complete can reach as many as 15 per day. By integrating offline and online services on our platform, we will create strong connections among our customers and between our customers and our business partners, fostering a vibrant community around our brand.

Highly integrated technology infrastructure

While each of our business units has adopted a customized technology platform tailored to its respective market, we have built and will implement an integrated IT infrastructure and a number of common technologies. Our centralized infrastructure will provide capabilities for online sales, order and warehouse management, pricing, reporting, administrative functions and business analytics. Additionally, this will give us central access to specific customer and product profitability analyses across the entire business, allowing us to better understand performance variances among business units. Our infrastructure will also provide talent management, seamless customer integration for sales, receivables optimization, inventory management, and highly-scalable internal processes without rework and waste. Collectively, our access to and ability to analyze real-time data provided by our integrated IT infrastructure allows us to take appropriate and swift action across our business units, which we believe differentiates us from our smaller competitors. Since we developed our own tools and software, we have created an intelligent management system that can collect a massive amount of customer data and provide accurate analysis, which facilitate our research and development process, thereby coordinating office total solution product expansion as well as other related products that may benefit from our programs in the future.

Deep and strategically aligned relationships with suppliers

We have developed extensive and long-term relationships with many of our suppliers. While we manage product purchases at each business unit, we have coordinated processes designed to ensure that our product sourcing is conducted under consistent standards and volume purchasing benefits are maximized. We believe our above-market growth provides our suppliers with their own growth opportunities. Furthermore, we have a history of close cooperation with our suppliers that position us as a preferred distributor. We believe this alignment with our suppliers allows us to work with their most knowledgeable representatives to obtain the best products and terms. In addition, our relationship with the supplies enables us to gain timely access to new products, customized training on specialized products and early awareness of upcoming releases because of their connection to both standard and difficult-to-find products. In conclusion, our strategic supplier relationships make us the distributor of choice to many of our customers.

Quality Control and Customer Service

Junzhang Shanghai has obtained ISO9001, ISO14001, ISO45001 quality system certification for many years under the strict management mechanism of all parties and has a specialized department responsible for the supervision of all processes required for certification.

For the quality of after-sales service, a sound supervision system has also been established. All field service technicians have GPS positioning to facilitate grid-based task assignment. The response speed to customer needs, the time to reach the site, and the time to solve problems are subject to strict monitoring. After a task is completed, a special supervisor will survey customer satisfaction, and make a written record of the aftersales service with a corresponding serial number. Our dedicated personnel will then analyze and assess the score given to each service request with a goal of minimizing service complaints.

If we receive any customer complaints, we guarantee a prompt response within 4 business hours. Specifically, we have set up a 24-hour hotline (at 4006005800) to solve any unsatisfactory service experience from the users, and we promise to provide solutions within the day, and keep communicating with customers in a timely manner.

Award-Winning Operation

We have received numerous nationally recognized industry awards as well as provincially recognized awards. Notable awards and activities are detailed in chronological order as the following:

•	In December 2018, National Public Resource Exchange awarded the Eshallgo brand one of the “Top Ten After-sales Service Brands.”

•	In November 2018, the Shanghai Taxation Bureau of the State Administration of Taxation awarded Junzhang the High-tech Enterprise Certificate.

•	Since June 2019, Junzhang has been regarded as triple A level Company in credit, trustworthiness, honesty and operations by the China Business Integrity Public Service Platform.

•	In 2018, Junzhang was deemed as a leading company in the OA industry by China Modern Office Equipment Association.

We believe our national and province-level awards, reflect widespread recognition of our innovative products, national-recognized reputation as well as success in our industry.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Transfers of Cash to and from the VIEs and Subsidiaries

Eshallgo Inc is a holding company with no operations of its own. We conduct our operations in China primarily through the VIEs in China. We may rely on dividends to be paid by the VIEs and their subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If the VIEs and their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Eshallgo Inc is permitted under the Cayman Islands laws to provide funding to our subsidiaries in Hong Kong and PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Eshallgo HK is also permitted under the laws of Hong Kong to provide funding to EShallGo through dividend distribution without restrictions on the amount of the funds.  As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries, or to the VIEs or investors.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, or settle amounts owed under the VIE agreements, if any, and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and our memorandum and articles of association, as amended and restated from time to time, our board of directors has discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account of the Company, provided that in no circumstances may a dividend be paid if this would result in, immediately following the date on which the dividend is proposed to be paid, the company being unable to pay its debts as they fall due in the ordinary course of business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is levied in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not prohibit the transfer of cash from EShallGo to EShallGo HK or from EShallGo HK to EShallGo, provided that each transfer shall comply with PRC foreign exchange laws and regulations. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit our PRC subsidiaries to pay dividends to EShallGo HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of the VIEs and their subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from the VIEs and their subsidiaries, to EShallGo WFOE, from EShallGo WFOE to EShallGo HK, and from EShallGo HK to EShallGo. Certain payments from the VIEs and their subsidiaries to EShallGo HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, our PRC subsidiaries have not made any transfers or distributions. Besides the potential tax consequences, we do not anticipate any difficulties or limitations on our ability to transfer cash between the holding company and the subsidiaries, or between the VIEs and the subsidiaries in the future. However, we have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs. Furthermore, to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, EShallGo HK. As of the date of this prospectus, EShallGo WFOE currently does not have any plan to declare and pay dividends to EShallGo HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. EShallGo HK intends to apply for the tax resident certificate when EShallGo WFOE plans to declare and pay dividends to EShallGo HK. When EShallGo WFOE plans to declare and pay dividends to EShallGo HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions. See “Risk Factors - Risks Related to Our Corporate Structure - We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares” on page 26 of the 2024 Annual Report.

Summary of Risk Factors

Investing in our Ordinary Shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 22 of this prospectus.

Risks Related to Our Business and Industry

•	Our industry is highly fragmented and we may not be able to effectively compete against other providers. See “Risk Factors – Risks Related to Our Business and Industry – The industries in which we operate are highly competitive and fragmented, and demand for our products and services could decrease if we are not able to compete effectively” on page 4 of the 2024 Annual Report.

•	We may not be able to maintain long-term relationship with our third-party suppliers and extended supply chains, as a result, our business can be interrupted and our product quality may suffer. See “Risk Factors – Risks Related to Our Business and Industry – We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access products that meet our standards for quality could be adversely affected” on page 6 of the 2024 Annual Report.
•	Our business is heavily dependent on retainment of key suppliers and institutional customers. See Risk Factors – Risks Related to Our Business and Industry – Product shortages may impair our operating results” on page 6 of the 2024 Annual Report.

•	We rely on key personnel to maintain advanced technology in the market. See “Risk Factors – Risks Related to Our Business and Industry – Our success depends upon our ability to attract, train and retain highly qualified associates and key personnel” on page 11 of the 2024 Annual Report.

•	We may face difficulty maintaining our brand image and secure our intellectual property rights. See “Risk Factors – Risks Related to Intellectual Property” on page 19 of the 2024 Annual Report.

Risks Related to Our Corporate Structure and Operation

•	We are a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the PRC and the VIE in the PRC. We do not have direct ownership of the VIEs. We receive the economic benefits of the VIEs’ business operations through certain contractual arrangements. Our ordinary shares offered in this offering are shares of our offshore holding company instead of shares of the VIEs in China. We have not installed any cash management policies that dictate how funds are transferred between the holding company, the subsidiaries and the VIEs, and to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, our subsidiaries, or the consolidated VIEs by the PRC government to transfer cash. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares” on page 26 of the 2024 Annual Report.

•	If the PRC government deems that the VIE arrangements in relation to the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC and we could be subject to severe penalties or be forced to relinquish our interests in those operations. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – If the PRC government deems that the contractual arrangements in relation to Junzhang Shanghai or Junzhang Beijing, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” on page 21 of the 2024 Annual Report.

•	Any failure by our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – Our contractual arrangements may not be as effective in providing operational control as direct ownership and the VIE shareholders may fail to perform their obligations under our contractual arrangements” on page 25 of the 2024 Annual Report.

•	Contractual arrangements in relation to the variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC variable interest entity owe additional taxes, which could negatively affect our results of operations and the value of your investment. See “Risk Factors – Risks Related to Our Corporate Structure and Operation – If we exercise the option to acquire equity ownership of the VIE, the ownership transfer may subject us to certain limitations and substantial costs” on page 24 of the 2024 Annual Report.

Risks Related to Doing Business in the PRC

•	Since the PRC legal system is based in part on government policies and internal rules, we may not be aware of our violation of any of these policies and rules, which can change quickly with little advance notice. See “Risk Factors – Risks Related to Doing Business in the PRC – Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position” on page 39 of the 2024 Annual Report.

•	There are uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us. See “Risk Factors – Risks Related to Doing Business in the PRC – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably. Rules and regulations in China may change quickly with little advance notice. Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us” on page 30 of the 2024 Annual Report.

•	Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations, and could result in a material change in the value of the securities we are registering for sale. See “Risk Factors – Risks Related to Doing Business in the PRC – Substantial uncertainties exist with respect to the interpretation and enactment of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” on page 28 of the 2024 Annual Report.

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. See “Risk Factors – Risks Related to Doing Business in the PRC – You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws” on page 29 of the 2024 Annual Report.

•	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations. See “Risk Factors – Risks Related to Doing Business in the PRC – A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition” on page 9 of the 2024 Annual Report.

•	Chinese government can take regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Rules and regulations in China can also change with little advance notice, and actions related to more oversight or control of overseas offerings by the Chinese government could result in a material change in our operations and/or the value of the securities we are registering for sale, and any related action by the Chinese government could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors – Risks Related to Doing Business in the PRC – The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, making it more difficult for us to pursue growth through acquisitions in China” on page 44 of the 2024 Annual Report.

•	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders. See “Risk Factors – Risks Related to Doing Business in the PRC – Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 41 of the 2024 Annual Report.

•	Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. See “Risk Factors – Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 47 of the 2024 Annual Report.

•	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers. See “Risk Factors – Risks Related to Doing Business in the PRC – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 32 and 33 of the 2024 Annual Report.

Risks Related to Our Securities and This Offering

•	We do not intend to pay dividends for the foreseeable future.

•	The market price of our Class A Ordinary Shares can be volatile and can fluctuate substantially, which could result in substantial losses for purchasers of our Class A Ordinary Shares in this offering.

•	Short selling may drive down the market price of our Class A Ordinary Shares.

•	Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

•	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

•	Further issuances of Class B Ordinary Shares may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in the Company.

•	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

•	The conversion of the Convertible Note or future sales of our Class A Ordinary Shares may further dilute our securities and adversely impact the price of our Class A Ordinary Shares.

•	Sales of shares issuable upon the conversion of the Convertible Note, or the effectiveness of our registration statement may cause the market price of our shares to decline.

Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

Our predecessor auditor, Friedman LLP, and our current auditor, Marcum Asia CPAs, LLP, or Marcum Asia, are not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Our predecessor auditor and our current auditor are based in Manhattan, New York, and have been inspected by the PCAOB on a regular basis, with the last inspections in 2020. Therefore, we believe our current auditor and predecessor auditor are not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. Furthermore, if Nasdaq or regulatory authorities decide to apply additional and more stringent criteria to us, it may lead to our securities being delisted. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 61.

Corporate Information

Our principal executive office is located at No. 37, Haiyi Villa, Lane 97, Songlin Road, Pudong New District, Shanghai, China 200120. The telephone number of our principal executive offices is +86 400 100 7299. Our registered office provider in the Cayman Islands is Vistra (Cayman) Limited. Our registered office in the Cayman Islands is located at P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at http://www.eshallgo.com/. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

THE OFFERING

Issuer	Eshallgo Inc

Shares Offered by the Selling Shareholder	Up to 6,332,801 Class A Ordinary Shares.

Class A Ordinary Shares issued and outstanding prior to completion of this offering	19,610,000 Class A Ordinary Shares.

Class A Ordinary Shares issued and outstanding immediately after this offering	25,942,801 Class A Ordinary Shares.

Voting Rights:

Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company.

See the sections titled “Security Ownership of Certain Beneficial Owners” and “Description of Share Capital” for additional information.

Discount for shares underlying Convertible Debenture	The Convertible Debentures are convertible by the selling shareholder upon issuance. The conversion price will be lower of $4.756 or 93% of the lowest daily VWAP for the Class A Ordinary Shares during the 5 consecutive trading days immediately preceding the conversion date, provided that the conversion price may not be less than $0.78954.

Amortization Payment	Any time after the issuance of a Debenture that the daily VWAP is less than the Floor Price for a period of 5 consecutive trading days in a period of 7 consecutive trading days or that a Registration Default (as defined in the Convertible Debentures) occurs (the last such day of each such occurrence, an “Amortization Event”), the Company shall make monthly payments beginning on the 10th trading day after the Amortization Event date and continuing on the same day of each successive calendar month. Each monthly payment shall be in an amount equal to the sum of (i) $1,000,000 of the principal or the outstanding principal if the principal is less than such amount plus, (ii) the payment premium of 10% in respect of such amount in (i), and (iii) accrued and unpaid interest hereunder as of each payment date.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling shareholder. As of the date hereof, we have received $1,425,000 from the sale of a Convertible Debenture to the Selling Shareholder under the Securities Purchase Agreement (prior to accounting for due diligence fees of $25,000) from the first and second closings and pursuant to the Securities Purchase Agreement we will receive an additional $2,000,000 and $1,500,000 upon the initial filing and effectiveness of this registration statement, respectively. These proceeds will be used for general corporate and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular use for the net proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Nasdaq trading symbol	EHGO

Risk factors	See “Risk Factors” and other information included in this prospectus for discussions of the risks relating to investing in the Class A Ordinary Shares. You should carefully consider these risks before deciding to invest in the Class A Ordinary Shares.

Transfer Agent	The transfer agent and registrar for our ordinary shares is Transhare Corporation. Its address is 17755 US Hwy 19 N, Clearwater, FL 33764, and its telephone No. is 303-662-1112.

RISK FACTORS

You should carefully consider the risks incorporated by reference in this prospectus before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in the 2024 Annual Report, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our Class A Ordinary Shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

The market price of our Class A Ordinary Shares can be volatile and can fluctuate substantially, which could result in substantial losses for purchasers of our Class A Ordinary Shares in this offering.

The market price of our Class A Ordinary Shares can be highly volatile. Accordingly, you may be unable to sell your Class A Ordinary Shares at or above the offering price.

The wide fluctuations of the market price of our Class A Ordinary Shares may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings, cash flow;

•	fluctuations in operating metrics;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new solutions and services and expansions by us or our competitors;

•	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

•	changes in financial estimates by securities analysts;

•	detrimental negative publicity about us, our competitors or our industry;

•	additions or departures of key personnel;

•	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•	regulatory developments affecting us or our industry; and

•	potential litigation or regulatory investigations.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition to the risks addressed above, our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image, negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Ordinary Shares to decline.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•	At least 75% of our gross income for the year is passive income; or

•	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC,

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and we will not be required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, by the Companies Act (Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. See “Description of Share Capital — Differences in Corporate Law.”

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (except for our memorandum and articles of association and our register of mortgages and charges) or to obtain copies of the register of members of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors, or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders.

The conversion of the Convertible Note or future sales of our Class A ordinary shares may further dilute our securities and adversely impact the price of our Class A Ordinary Shares.

As of December 10, 2024, approximately 6,007,000 of our Class A Ordinary Shares as unrestricted and freely tradable. Upon the effectiveness of the registration statement of which this prospectus forms a part, up to an additional 6,332,801 Class A ordinary shares (approximately 34,87% of our issued and outstanding Class A Ordinary Shares on the date hereof) will be unrestricted and freely tradeable. If the holders of our free trading shares wanted to make a profit on their investment (or if they wish to sell for a loss), there might not be enough purchasers to maintain the market price of our Class A Ordinary Shares on the date of such sales. Any such sales, or the fear of such sales, could substantially decrease the market price of our Class A Ordinary Shares and the value of your investment.

Sales of shares issuable upon the conversion of the Convertible Note, or the effectiveness of our registration statement may cause the market price of our shares to decline.

Our Convertible Note is currently convertible into Class A Ordinary Shares at $4.756 per share, subject to certain adjustments, provided that the conversion price may not be less than the Floor Price. The sale of our Class A Ordinary Shares upon the conversion or the sale of a significant amount of the Class A Ordinary Shares issued or issuable in the open market, or the perception that these sales may occur, could cause the market price of our Class A Ordinary Shares to decline or become highly volatile.

We may have to pay damages to the Investor, which will impact our cash flows.

Under the terms of our securities purchase agreement entered into with the Investor, if we fail to comply with certain provisions set forth in the agreement, including covenants requiring that we maintain the effectiveness of the registration statements registering these securities, then we will be required to pay damages to the Investor. There can be no assurance that the registration statements will remain effective for the time periods necessary to avoid payment of damages. If we are required to pay the Investor damages, this could materially harm our business and future prospects.

MARKET PRICE AND TRADING HISTORY

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EHGO”. The following table sets forth, for the periods indicated, the high and low bid prices of our Class A Ordinary Shares on the Nasdaq Capital Market.

	High	Low
Fiscal Year Ending March 31, 2025
Second Quarter	$3.26	$1.61
Third Quarter	$4.35	$1.93

The last reported sales price for our Class A Ordinary Shares on the Nasdaq Capital Market as of December 13, 2024, was $4.35 per share. As of December 10, 2024, we had 19,610,000 Class A Ordinary Shares and 5,856,000 Class B Ordinary Shares of $0.0001 par value issued and outstanding. Our Transfer Agent is Transhare Corporation, 17755 US Hwy 19 N, Clearwater, FL 33764.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Description of Business and Management’s Discussion and Analysis of Financial Conditions and Results of Operations and elsewhere in this prospectus, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

•	assumptions about our future financial and operating results, including revenue, interest rates, income, expenditures, cash balances, and other financial items;

•	our ability to execute our growth and expansion plan, including our ability to meet our goals;

•	current and future economic and political conditions;

•	our ability to compete in a changing e-commerce industry;

•	our ability to raise sufficient funds to carry out our proposed business plan or failure to manage future growth effectively;

•	our capital requirements and our ability to raise any additional financing which we may require;

•	our ability to attract customers and further enhance our brand awareness;

•	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•	trends and competition in the e-commerce industry;

•	future developments of the COVID-19 pandemic;

•	our ability to execute prospective business plans;

•	future decisions by management in response to changing conditions;

•	misjudgments in the course of preparing forward-looking statements;

•	consumers’ and businesses’ willingness to purchase products or services over the Internet;

•	developments in alternative community e-commerce retailors or our inability to satisfy the demand of the existing and potential customers;

•	inability to design, develop, market and sell products or provide services that address additional market opportunities;

•	disruption of supply or shortage of raw materials;

•	our limited operating history by which performance can be gauged;

•	our ability to manage our research, development, expansion, growth and operating expenses;

•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholder. As of the date hereof, we received $1,500,000 from the sale of a Convertible Debenture to a selling shareholder under the Securities Purchase Agreement (prior to accounting for the one-time due diligence and structuring fees of $25,000 and a fee equal to 5% of the amount of each Convertible Debenture at each closing). We will receive an additional $2,000,000 and $1,500,000 upon the initial filing of this registration statement and effectiveness of this registration statement, respectively. These proceeds will be used for general corporate and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular use for the net proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Amount of Proceeds from Sale of the Convertible Debenture

Shortly after the effectiveness of the registration statement registering the Resale Shares, we will have sold an aggregate of $5,000,000 of the Convertible Debentures.  In connection with those sales, we will have paid the Selling Shareholder a due diligence fee of $25,000, 5% purchase fee of 250,000 and $50,000 in commitment fees for net proceeds of $3,925,000.

5% Purchase Fee	$250,000
Commitment Fee(1)	$50,000
Interest Payments(2)	$250,000
Due Diligence Fee	$25,000
Redemption Premium(3)	$500,000
Total:	$1,075,000

(1)	We will pay the selling shareholder a commitment fee of 1% of the principal amount of the $5,000,000 Convertible Debentures to be issued pursuant to the Securities Purchase Agreement.

(2)	Each Convertible Debenture matures one year from its issuance and bears interest at a rate of 5% per annum.

(3)	We are required to pay a payment premium in two circumstances. If we redeem the Convertible Debenture prior to the maturity, we must pay a redemption fee equal to 10% of the principal amount being redeemed thereafter. Alternatively, we are required to make monthly payments after the issuance of a Debenture if the daily VWAP is less than $0.78954 for 5 trading days during a period of 7 consecutive trading days (the “Amortization Event”). Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the Amortization Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. The maximum value of the redemption premium is $500,000.

Apart from the consultant fee and due diligence fee discussed above, we have not made, and do not need to make, any payments to any affiliate of the selling shareholder, or any person with whom the selling shareholder has a contractual relationship.

The following sets forth the gross proceeds paid or payable to us in connection with our issuance of the Convertible Debenture, all payments that have been made or that may be required to be made by us in connection with the issuance of the Convertible Debenture, our resulting net proceeds and the combined total possible profit to be realized as a result of any conversion discounts regarding the Class A Ordinary Shares underlying the Convertible Debenture.

Gross proceeds to the Company	$5,000,000

All payments that have been made or that may be required to be made by the Company to the selling shareholder in the first year of the Convertible Debenture	$1,075,000

Net proceeds to the Company if we make all such payments to the selling shareholder	$3,925,000

All payments that have been made or that may be required to be made by the Company to the selling shareholder in the first year of the Convertible Debentures as a percentage of net proceeds	21.50%

The combined total possible profit to be realized as a result of any conversion discounts regarding the securities underlying the convertible debenture(1)	$(1,162,744)

(1)	As calculated in “Selling Stockholder - Potential Profits to Selling Holding the Convertible Debenture” using the date of issuance as the conversion date. The actual profit as a result of the conversion discount cannot be calculated until conversion as the conversion price depends on market conditions at and before conversion, and it may be significantly greater.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our Class A Ordinary Shares, if any, will be paid in U.S. dollars.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the discussion and analysis of our financial condition and results of operations in conjunction with our audited consolidated financial statements and accompanying notes for the year ended March 31, 2024 included in our amended 2024 Annual Report filed with the SEC on December 13, 2024. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors.

Security Ownership of Certain Beneficial Owners

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary share as of the date of this prospectus, and as adjusted to reflect the sale of the ordinary share offered in this offering for

●	each of our directors and executive officers who beneficially owns our ordinary share; and

●	each person known to us to own beneficially more than 5% of our ordinary share.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary share shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on (i) 19,610,000 Class A Ordinary Shares and 5,856,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part and (ii) ordinary share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes (i) ordinary share outstanding immediately after the completion of this offering and (ii) ordinary share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus, but excludes any shares issuable upon the exercise of the over-allotment option.

Name of Beneficial Owner	Amount of Beneficial Ownership of Class A Ordinary Shares(1)	Pre- Offering Percentage Ownership of Class A Ordinary Shares(2)	Post- Offering Percentage Ownership of Class A Ordinary Shares(2)(3)	Amount of Beneficial Ownership of Class B Ordinary Shares Pre-and Post- Offering	Percentage Ownership of Class B Ordinary Shares	Pre- Offering Combined Voting Power of Class A and Class B Ordinary Shares(2)	Post- Offering Combined Voting Power of Class A and Class B Ordinary Shares(2)(3)
Directors, Director Nominees and Named Executive Officers:
Zhidan Mao(4)	-	-	-	3,619,008	61.80%	46.30%	42.83%
Qiwei Miao(5)	-	-	-	2,236,992	38.20%	33.73%	31.21%
Chun Lyu	-	-	-	-	-	-	-
Xiaohui Wu(6)	800,000	4.80%	3.08%	-		1.02%	0.94%
Weibo Weng(7)	-	-	-	-	-	-	-
Weimin Xu(7)	-	-	-	-	-	-	-
Kewa Luo(7)	-	-	-	-	-	-	-

All directors, director nominees and executive officers as a group (7 persons)	800,000	4.80%	3.08%	5,856,000	100%	81.11%	79.74%
5% or Greater Shareholders:
JUNZHANG DIGTAL LIMITED(4)	-	-	-	3,619,008	61.80%	46.30%	42.83%
MAGIC IDEAL LIMITED(5)	-	-	-	2,236,992	38.20%	33.73%	30.05%
MASSIVE HONOR LIMITED(8)	2,944,000	15.01%	11.35%	-	-	3.77%	3.48%
IMPRESSIVE SHINE LIMITED(9)	2,684,000	13.69%	10.35%	-	-	3.43%	3.18%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Class A Ordinary Shares and Class B Ordinary Shares. All shares represent only Class A Ordinary Shares and Class B Ordinary Shares held by shareholders as no options are issued or outstanding.
(2)	Calculation based on 19,610,000 Class A Ordinary Shares and 5,856,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. Holders of Class A Ordinary Share are entitled to one (1) vote per share. Holders of Class B Ordinary Shares are entitled to ten (10) votes per share.
(3)	Assuming 6,332,801 Class A Ordinary Shares are issued in this offering.
(4)	Through JUNZHANG DIGTAL LIMITED. Zhidan Mao is the controlling person of JUNZHANG DIGTAL LIMITED and has sole voting and dispositive power over shares beneficially owned by JUNZHANG DIGTAL LIMITED.
(5)	Through MAGIC IDEAL LIMITED, British Virgin Islands Company located at Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Qiwei Miao is the controlling person of MAGIC IDEAL LIMITED and has sole voting and dispositive power over shares beneficially owned by MAGIC IDEAL LIMITED.
(6)	Through EXTRAORDINARY START LIMITED. Xiaohui Wu is the controlling person of EXTRAORDINARY START LIMITED and has sole voting and dispositive power over shares beneficially owned by EXTRAORDINARY START LIMITED.
(7)	The individual is an independent director nominee and consents to be an independent director upon the Company’s listing on the Nasdaq Capital Market.
(8)	Represents 2,944,000 Class A Ordinary Shares held by MASSIVE HONOR LIMITED, a British Virgin Islands company. MASSIVE HONOR LIMITED has a sole director, namely, Xiaoxiao Li, who owns 16.56% of MASSIVE HONOR LIMITED’s shares. However, MASSIVE HONOR LIMITED has seventeen other shareholders, none of whom, including Xiaoxiao Li, has sole voting and dispositive power of all the shares held by MASSIVE HONOR LIMITED. Under the “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting and dispositive decisions require approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities.
(9)	Represents 2,684,000 Class A Ordinary Shares held by IMPRESSIVE SHINE LIMITED, a British Virgin Islands company. IMPRESSIVE SHINE LIMITED has thirty shareholders, none of whom has sole voting and dispositive power of all the shares held by IMPRESSIVE SHINE LIMITED. Under the “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting and dispositive decisions require approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities.

SELLING SHAREHOLDER

The Class A Ordinary Shares being offered by the selling shareholder are those issuable to the Selling Shareholder upon conversion of the Convertible Debenture. We are registering the Class A Ordinary Shares in order to permit the Selling Shareholder to offer the Class A Ordinary Shares for resale from time to time. Except as set out below, the Selling Shareholder had no material relationship with us within the past three years:

●	The Selling Shareholder purchased the Convertible Debenture from us pursuant to the Securities Purchase Agreement, and we sold it in a $1,500,000 convertible debenture on November 29, 2024 and an additional $2,000,000 convertible debenture to be purchased upon the initial filing of this registration statement, and an additional $1,500,000 convertible debenture upon the effectiveness of this registration statement.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the ordinary shares held by each selling shareholder. The second column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholder as of the date of this prospectus, assuming conversion of the Convertible Debenture but not taking account of any limitations on conversion and exercise set forth therein.

The third column lists the Class A Ordinary Shares being offered by this prospectus by the Selling Shareholder and does not take in account any limitations on conversion of the Convertible Debenture set forth therein.

The fourth column assumes the sale of all of the shares offered by selling shareholder pursuant to this prospectus.

Under the terms of the Convertible Debentures and the Securities Purchase Agreement, the Selling Shareholder may not convert the Convertible Debentures and we may not exercise the puts under the Securities Purchase Agreement to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of ordinary shares which would exceed 4.99% of the total ordinary shares issued and outstanding as of the execution date of the Securities Purchase Agreement. The number of shares in the second column reflects these limitations. The Selling Shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution”.

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering(1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares that May Be Sold in This Offering As A Percentage of Currently Outstanding Shares(3)	Percentage of Ordinary Shares Owned After the Offering(4)
YA II PN, LTD.(2)	-	6,332,801	32.29%	-%

(1)	The Selling Shareholder directly holds 0Class A Ordinary Shares, plus the right to acquire a maximum of 1,069,200 additional Class A Ordinary Shares upon conversion of the Convertible Debentures. Under the terms of the Convertible Debentures, and the Securities Purchase Agreement, the Selling Shareholder may not convert the Convertible Debentures to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares which would exceed 4.99% of the total ordinary shares issued and outstanding as of the date of such conversion. The number of shares in the second column reflects these limitations.

(2)	YA II PN, Ltd. (“YA”) is the investor under the Securities Purchase Agreement. Yorkville Advisors Global, LP (“Yorkville LP”) is YA’s investment manager and Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

(3)	Assumes that the total number of our issued and outstanding Class A Ordinary Shares remains unchanged at 19,610,000 prior to the issuance of the ordinary shares underlying the Convertible Debenture.

(4)	Assumes that each selling shareholder sells all of the ordinary shares offered pursuant to this prospectus.

Potential Profits to the Selling Shareholder Holding the Convertible Debenture

The table below sets out that the total possible profit that the Selling Shareholder holding the Convertible Debenture, can realize as a result of the conversion discount for the securities underlying the convertible Debenture is $(1,162,744). We will not know the conversion price for the Convertible Debentures until, and if, they are converted. For the purposes of this table, we have applied to each of the Convertible Debentures the conversion price that would have been in effect if all of the Convertible Debentures (including all interest that could accrue on the Convertible Debentures until their maturity) had been converted on November 29, 2024, the date of the Securities Purchase Agreement and the issuance of the first Convertible Debentures. Because the Selling Shareholder may not convert the Convertible Debentures to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares of common stock which would exceed 4.99% of the total shares of common stock issued and outstanding as of the date of such conversion we do not believe that it is likely that all of the Convertible Debentures could be converted in any one given day.

$5,000,000 of Convertible Debenture
Closing market price per share of the underlying securities on date of issuance	$3.65

Conversion price per share of securities on date of issuance	$4.756

Total possible shares to be received in connection with the conversion of the securities at such conversion price	1,051,303

Combined market price of the total number of underlying shares	$3,837,256

Total possible shares to be received and the combined conversion price of the total number of shares	$5,000,000

Total possible discount to the market price as of the date of sale of the secured convertible debenture	$(1.11)

Total possible profit that could be realized as a result of the conversion discount as of the date of sale of the secured convertible debenture	$(1,162,744)

If at any time 93% of the lowest daily VWAP for the Class A Ordinary Shares during the 5 consecutive trading days immediately preceding the conversion date is greater than $4.756, then the conversion price will be fixed at $4.756.  In that case, the total possible profit that the Selling Shareholder can realize on a per share basis will be equal to the market price at such time minus the conversion price of $4.756.  There is no upper limit on the potential profit that the Selling Shareholder can realize in such cases.

Potential Profits to Selling Shareholder

The table below sets out that the total possible profit that the Selling Shareholder can realize as a result of the conversion discount for the shares of the Class A Ordinary Shares underlying the Convertible Notes, including one year of interest thereon, is $(1,162,744). We will not know the conversion price for the Convertible Notes until, and if, they are converted. For the purposes of this table, we have applied to each of the Convertible Notes the conversion price that would have been in effect if all of the Convertible Notes (including all interest that could accrue on the Convertible Notes until their maturity) had been converted on November 29, 2024, the date of the Securities Purchase Agreement and the issuance of the First Convertible Note. Because (i) the Selling Shareholder may not convert the Convertible Notes to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares of common stock which would exceed 4.99% of the total ordinary shares issued and outstanding as of the date of such conversion and (ii) the Selling Shareholder is limited to selling in any trading day 10% of the trading volume of such day, we do not believe that it is likely that all of the Convertible Notes could be converted in any one given day.

	$1,500,000 First Convertible Debenture	$2,000,000 Second Convertible Debenture	$1,500,000 Third Convertible Debenture
Closing market price per share of the underlying securities on date of issuance or assumed date of issuance	$3.65	3.65	3.65

Conversion price per share securities on date of issuance	$4.756	4.756	4.756

Total possible shares to be received in connection with the conversion of the securities at such conversion price	315,391	420,521	315,391

Combined market price of the total number of underlying shares	$1,151,177	1,534,902	1,151,177

Total possible shares to be received and the combined conversion price of the total number of shares	$1,500,000	2,000,000	1,500,000

Total possible per share discount to the market price as of the date of sale of the secured convertible notes	$(1.11)	(1.11)	(1.11)

Total possible profit that could be realized as a result of the conversion discount as of the date of sale of the secured convertible notes	$(348,823)	(465,098)	(348,823)

As the conversion price can never be greater than $4.756 at any time that the market price is over $4.756 the total possible profit that the Selling Shareholder can realize on a per share basis will be equal to the market price at such time minus the conversion price of $4.756. There is no upper limit on the potential profit that the Selling Shareholder can realize in such cases.

PLAN OF DISTRIBUTION

The Class A Ordinary Shares held by the Selling Shareholder may be sold or distributed from time to time by the Selling Shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the Selling Shareholder’s Class A Ordinary Shares offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	transactions involving cross or block trades;

●	a purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	broker-dealers may agree with a Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	“at the market” into an existing market for the Class A ordinary shares;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the Selling Shareholder may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The Selling Shareholder may also sell the Class A Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, or any other exemption available under the Securities Act rather than under this prospectus. In addition, the selling shareholders may transfer the Class A Ordinary Shares by other means not described in this prospectus.

The Selling Shareholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Shareholder will attempt to sell Class A Ordinary Shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Shareholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, it.

Brokers, dealers or agents participating in the distribution of the shares held by the Selling Shareholder as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders and/or purchasers of the Class A Ordinary Shares for whom the broker-dealers may act as agent. The Selling Shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Shareholder acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Class A Ordinary Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Class A Ordinary Shares by the Selling Shareholder. If we are notified by the Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Class A Ordinary Shares, if required, we will file a supplement to this prospectus.

We may suspend the sale of shares by the Selling Shareholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the Selling Shareholder uses this prospectus for any sale of the Class A Ordinary Shares, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our Class A Ordinary Shares and activities of the Selling Shareholder.

We have advised the Selling Shareholder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

SECURITIES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of Class A Ordinary Shares; or

●	the average weekly trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL INCOME TAX CONSIDERATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

People’s Republic of China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as Circular 82, which has been revised by the Decision of the State Administration of Taxation on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents on December 29, 2017 and by the Decision of the State Council on Cancellation and Delegation of a Batch of Administrative Examination and Approval Items on November 8, 2013. Circular 82 has provided certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

United States Federal Income Tax Considerations

The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of our Class A Ordinary Shares by a U.S. Holder (as defined below).

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of Class A Ordinary Shares. In particular, this summary is directed only to U.S. Holders that hold Class A Ordinary Shares as capital assets and does not address all of the tax consequences to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, insurance companies, tax exempt entities, partnerships (including any entities treated as partnerships for U.S. federal income tax purposes) and the partners therein, holders that own or are treated as owning 10% or more of our shares (measured by vote or value), persons holding Class A Ordinary Shares as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or non-U.S. taxes, the U.S. federal estate and gift taxes, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of Class A Ordinary Shares.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Class A Ordinary Shares that is a citizen or individual resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such Class A Ordinary Shares.

You should consult your own tax advisors about the consequences of the acquisition, ownership and disposition of the Class A Ordinary Shares, including the relevance to your particular situation of the considerations discussed below and any consequences arising under non-U.S., state, local or other tax laws.

Taxation of Dividends

Subject to the discussion below under “Passive Foreign Investment Company Rules,” the gross amount of any distribution of cash or property with respect to our Class A Ordinary Shares(including amounts, if any, withheld in respect of PRC taxes) that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend and will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code.

We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.

Subject to certain exceptions for short-term and hedged positions, the dividends received by a non-corporate U.S. Holder with respect to the Class A Ordinary Shares will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Dividends paid on the Class A Ordinary Shares will be treated as qualified dividends if:

●	the Class A Ordinary Shares on which the dividend is paid are readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program; and

●	we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. Based on our audited financial statements, the manner in which we conduct our business and relevant market data, we do not believe that we were a PFIC for U.S federal income tax purpose with respect to our prior taxable year. In addition, based on our audited financial statements, the manner in which we conduct our business, relevant market data and our current expectations regarding the value and nature of our assets and the sources and nature of our income, we do not expect to be a PFIC for our current taxable year or in the foreseeable future.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “Taxation—PRC Taxation”), a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our Class A Ordinary Shares. In that case, we may, however, be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “Treaty”). If we are eligible for such benefits, dividends we pay on our Class A Ordinary Shares would be eligible for the reduced rates of taxation described above (assuming we are not a PFIC in the year the dividend is paid or the prior year). Dividend distributions with respect to our Class A Ordinary Shares generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. Subject to the limitations and conditions provided in the Code and the applicable U.S. Treasury Regulations, a U.S. Holder may be able to claim a foreign tax credit against its U.S. federal income tax liability in respect of any PRC income taxes withheld at the appropriate rate applicable to the U.S. Holder from a dividend paid to such U.S. Holder. Alternatively, the U.S. Holder may deduct such PRC income taxes from its U.S. federal taxable income, provided that the U.S. Holder elects to deduct rather than credit all foreign income taxes for the relevant taxable year. The rules with respect to foreign tax credits are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit or the deductibility of foreign taxes under their particular circumstances.

U.S. Holders that receive distributions of additional Class A Ordinary Shares or rights to subscribe for Class A Ordinary Shares as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” upon a sale, exchange or other taxable disposition of the Class A Ordinary Shares, U.S. Holders will realize gain or loss for U.S. federal income tax purposes in the amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares. Such gain or loss will be capital gain or loss and generally will be long-term capital gain or loss if the Class A Ordinary Shares have been held for more than one year. Long-term capital gain realized by a non-corporate U.S. Holder generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.

Gain, if any, realized by a U.S. Holder on the sale or other disposition of the Class A Ordinary Shares generally will be treated as U.S.-source income for U.S. foreign tax credit purposes. Consequently, if a PRC tax is imposed on the sale or other disposition, a U.S. Holder that does not receive significant foreign-source income from other sources may not be able to derive effective U.S. foreign tax credit benefits in respect of such PRC tax. However, in the event that gain from the disposition of the Class A Ordinary Shares is subject to tax in the PRC, and a U.S. Holder is eligible for the benefits of the Treaty, such U.S. Holder may elect to treat such gain as PRC-source gain under the Treaty. U.S. Holders should consult their own tax advisors regarding the application of the foreign tax credit rules to their investment in, and disposition of, the Class A Ordinary Shares.

Passive Foreign Investment Company Rules

Special U.S. tax rules apply to companies that are considered to be PFICs. We will be classified as a PFIC in a particular taxable year if either

•	75 percent or more of our gross income for the taxable year is passive income; or

•	the average percentage of the value of our assets that produce or are held for the production of passive income, based on the average of four quarterly testing dates is at least 50 percent (the “asset test”).

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25% (by value) of the stock of another corporation, for purposes of determining whether we are a PFIC, we will be treated as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income. Although the law in this regard is not entirely clear, we treat the VIEs as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them.

Based on our audited financial statements, the manner in which we conduct our business, relevant market data and our current expectations regarding the value and nature of our assets and the sources and nature of our income, we do not believe that we were a PFIC in our taxable year ended December 31, 2018, and we do not anticipate being a PFIC for our current taxable year or in the foreseeable future. However, because the PFIC tests must be applied each year, and the composition of our income and assets and the value of our assets may change, and because the treatment of the VIEs for U.S. federal income tax purposes is not entirely clear, it is possible that we may become a PFIC in the current or a future year. In particular, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we are a PFIC also may be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we do not deploy significant amounts of cash for active purposes, our risk of being a PFIC may increase.

In the event that we are classified as a PFIC in any year during which a U.S. Holder holds our Class A Ordinary Shares and such U.S. Holder does not make a mark-to-market election, as described in the following paragraph, the U.S. Holder will be subject to a special tax at ordinary income tax rates on “excess distributions,” including certain distributions by us (generally, distributions that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Class A Ordinary Shares) and gain that the U.S. Holder recognizes on the sale or other disposition of our Class A Ordinary Shares. The amount of income tax on any excess distributions will be increased by an interest charge to compensate for tax deferral, calculated as if the excess distributions were earned ratably over the period that the U.S. Holder holds its Class A Ordinary Shares. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we generally will continue to be treated as a PFIC for all subsequent years during which such U.S. Holder holds our Class A Ordinary Shares unless we cease to be a PFIC and the U.S. Holder makes a special “purging” election on Internal Revenue Service, or IRS, Form 8621. Classification as a PFIC may also have other adverse tax consequences, including, in the case of individuals, the denial of a step-up in the basis of his or her Class A Ordinary Shares at death.

A U.S. Holder may be able to avoid the unfavorable rules described in the preceding paragraph by electing to mark its Class A Ordinary Shares to market, provided the Class A Ordinary Shares are treated as “marketable stock.” The Class A Ordinary Shares generally will be treated as marketable stock if the Class A Ordinary Shares are “regularly traded” on a “qualified exchange or other market” (which includes the Nasdaq Capital Market). If the U.S. Holder makes a mark-to-market election, (i) the U.S. Holder will be required in any year in which we are a PFIC to include as ordinary income the excess of the fair market value of its Class A Ordinary Shares at year-end over the U.S. Holder’s basis in those Class A Ordinary Shares and (ii) the U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of the U.S. Holder’s basis in its Class A Ordinary Shares over their fair market value at year-end, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. In addition, any gain the U.S. Holder recognizes upon the sale of the U.S. Holder’s Class A Ordinary Shares in a year in which we are PFIC will be taxed as ordinary income in the year of sale, and any loss the U.S. Holder recognizes upon the sale will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-mark election.

The unfavorable rules described above may also be avoided if a U.S. Holder is eligible for and makes a valid qualified electing fund election, or QEF election. If a QEF election is made, such U.S. Holder generally will be required to include in income on a current basis its pro rata share of the PFIC’s ordinary income and net capital gains. We do not intend, however, to prepare or provide the information that would enable U.S. Holders to make QEF elections.

A U.S. Holder that owns an equity interest in a PFIC must annually file IRS Form 8621. A failure to file one or more of these forms as required may toll the running of the statute of limitations in respect of each of the U.S. Holder’s taxable years for which such form is required to be filed. As a result, the taxable years with respect to which the U.S. Holder fails to file the form may remain open to assessment by the IRS indefinitely, until the form is filed.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and any of our non-U.S. subsidiaries is also a PFIC, such U.S. Holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. U.S. Holders should consult their own tax advisors about the possible application of the PFIC rules to any of our subsidiaries.

U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax considerations discussed above and the desirability of making a mark-to-market election.

Foreign Financial Asset Reporting

Certain U.S. Holders who are individuals that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the Class A Ordinary Shares) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. Holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Class A Ordinary Shares, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

Dividends paid on, and proceeds from the sale or other disposition of, the Class A Ordinary Shares that are paid to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

A holder that is a foreign corporation or a non-resident alien individual may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our second amended and restated memorandum and articles of association provide that, for the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or the memorandum and articles of association including but not limited to any purchase or acquisition of shares, security or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company which if brought in the United States of America would be a claim arising under the internal affairs doctrine (as such concept is recognized under the laws of the United States from time to time). Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers, namely, Zhidan Mao, Chairman of the Board of Directors; Qiwei Miao, Chief Executive Officer; Chun Lyu, Chief Financial Officer of the Company; Xiaohui Wu, Weibo Weng, and Weimin Xu, all of whom are director or independent director nominees of the Company, are nationals of PRC and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Beijing DOCVIT Law Firm, our counsel as to Chinese law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the People’s Republic of China (amended in 2023), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the People’s Republic of China, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the People’s Republic of China, or in accordance with the principle of reciprocity.

Suppose the people’s courts of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity. In that case, the people’s court shall issue ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which shall be implemented in accordance with the relevant laws. Those judgment or ruling that violates the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the People’s Republic of China, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the Foreign Court, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 6 years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to PRC law will be passed upon for us by Beijing DOCVIT Law Firm.

EXPERTS

The consolidated financial statements as of March 31 2024 and 2023, and for each of the two years in the period ended March 31, 2024 incorporated by reference into this prospectus from our annual report on amendment No. 1 to Form 20-F for the year ended March 31, 2024, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firms, as stated in their report (which report is dated July 31, 2024, except for Note 18, as to which date is December 13, 2024). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of Marcum Asia was located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

The consolidated financial statements for the year ended March 31 2022, incorporated by reference into this prospectus from our annual report on amendment No. 1 to Form 20-F for the year ended March 31, 2024, have been so incorporated in reliance on the report of Friedman LLP, an independent registered public accounting firms, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP was located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	our latest annual report on Form 20-F and on Form 20-F/A for the year ended March 31, 2024 filed with the SEC on July 31, 2024 and December 13, 2024 respectively;

●	the description of our ordinary shares contained in exhibit 2.2 to the 2024 Annual Report, filed with the SEC on July 31, 2024, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description; and

●	our current reports on Form 6-K, furnished to the SEC on July 3, 2024, September 12, 2024, November 4, 2024 and November 29, 2024.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Eshallgo Inc

No. 37, Haiyi Villa, Lane 97, Songlin Road

Pudong New District

Shanghai, China 200120

+86 400 100 7299

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

Issuance of up to 6,332,801 Class A Ordinary Shares

Upon Conversion of Convertible Debentures of

Eshallgo Inc

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide to the extent permitted by law, we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Upon incorporation of the Company on 16 June 2021, we issued an aggregate of one ordinary share of a par value of US$1.00 each in the Company to Vistra (Cayman) Limited and Vistra (Cayman) Limited transferred one ordinary share of a par value of US$1.00 each to JUNZHANG DIGTAL LIMITED on the same day. On 16 June 2021, we also issued 6,179 ordinary shares of a par value of US$1.00 each and 3,820 ordinary shares of a par value of US$1.00 each to JUNZHANG DIGTAL LIMITED and MAGIC IDEAL LIMITED respectively at par value. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act.

On July 28, 2021, the Company amended its memorandum and articles of association to effect the sub-division of authorized share capital to change the authorized share capital to US$10,000 divided into 100,000,000 ordinary shares, of a par value of US$0.0001 each. Concurrently, JUNZHANG DIGTAL LIMITED surrendered 58,180,992 ordinary shares of a par value of US$0.0001 each to the Company, and MAGIC IDEAL LIMITED surrendered 35,963,008 ordinary shares of a par value of US$0.0001 each to the Company. On the same day, the Company (a) re-designated 90,000,000 authorized but unissued ordinary shares of a par value of US$0.0001 each into (a) 90,000,000 Class A ordinary shares of a par value of US$0.0001 each and (b) re-designated 4,144,000 authorized but unissued ordinary shares of a par value of US$0.0001 each into 4,144,000 Class B ordinary shares of a par value of US$0.0001 each, and (c) re-designated 5,856,000 issued ordinary shares of a par value of US$0.0001 each into 5,856,000 Class B ordinary shares of a par value of US$0.0001 each.

On August 14, 2021, the Company allotted and issued an aggregate of 9,454,000 Class A Ordinary Shares of a par value of US$0.0001 each to 10 investors. On December 2, 2021, the Company allotted and issued an aggregate of 4,690,000 Class A Ordinary Shares of a par value of US$0.0001 each to 6 investors. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act.

On September 5, 2022, the Company into a subscription agreement and issued an aggregate of 285,000 Class A Ordinary Shares of a par value of US$0.0001 each to 6 investors at a purchase price $2.00 per share. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act.

On August 18, 2023, the Company into a subscription agreement and issued an aggregate of 200,000 Class A Ordinary Shares of a par value of US$0.0001 each to 4 investors at a purchase price $2.30 per share. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act.

On August 13, 2024 and October 29, 2024, the Company issued a total of 2,200,000 Class A Ordinary Shares to three employees and consultants at a purchase price of $1.80 and $2.73m respectively. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act.

On November 29, the Company entered into a securities purchase agreement with the Selling Shareholder with a maturity date of 364 days after the issuance thereof in the aggregate principal amount of up to $5,000,000, provided that in case of an event of default, the Debenture may become at the Selling Shareholder’s election immediately due and payable. The Debentures bear an interest rate of 5% per annum. The Debentures will be issued in a private placement pursuant to an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder. The initial closing of the Transaction occurred on November 29, 2024 when the Company issued a first Debenture for $1,500,000. The second closing of a Debenture in the amount of $2,000,000 shall occur upon the filing of this registration statement with the U.S. Securities and Exchange Commission registering the resale of the ordinary shares upon conversion of the Convertible Debentures by the Selling Shareholder. The third closing of a Debenture in the amount of $1,500,000 shall occur upon effectiveness of the registration statement as declared by the SEC.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, People’s Republic of China on December 17, 2024.

Eshallgo Inc

By:	/s/ Zhidan Mao
Zhidan Mao
Chairman

By:	/s/ Qiwei Miao
Qiwei Miao
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhidan Mao	Chairman of the Board of Directors	December 17, 2024
Name: Zhidan Mao

/s/ Qiwei Miao	Chief Executive Officer and Director	December 17, 2024
Name: Qiwei Miao	(Principal Executive Officer)

/s/ Chun Lyu	Chief Financial Officer	December 17, 2024
Name: Chun Lyu	(Principal Accounting and Financial Executive)

/s/ Xiaohui Wu	Director	December 17, 2024
Name: Xiaohui W

/s/ Weibo Weng	Independent Director	December 17, 2024
Name: Weibo Weng

/s/ Weimin Xu	Independent Director	December 17, 2024
Name: Weimin Xu

/s/ Kewa Luo	Independent Director	December 17, 2024
Name: Kewa Luo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 17, 2024.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association, filed as exhibit 3.1 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of the Class A Ordinary Shares being registered
10.1	Form of Equity Interest Pledge Agreement, filed as exhibit 10.1 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.2	Form of Exclusive Option Agreement, filed as exhibit 10.2 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.3	Form of Power of Attorney, filed as exhibit 10.3 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.4	Form of Exclusive Business Cooperation Agreement, filed as exhibit 10.4 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.5	Form of Spousal Consent Letter, filed as exhibit 10.5 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein Form of Spousal Consent Letter, filed as exhibit 10.5 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.6	Form of Business Contribution Certificate, filed as exhibit 10.6 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.7	Form of Power of Attorney, filed as exhibit 10.7 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.8	Form of Independent Director Offer Letter, filed as exhibit 10.8 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.9	Form of Director Offer Letter, filed as exhibit 10.9 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.10	Translation of Supplier Agreement between Junzhang Digital Technology (Shanghai) Co., Ltd. and Sharp Trading (China) Co., Ltd., filed as exhibit 10.11to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.11	Translation of Supplier Agreement between Shanghai Lixin Office Equipment Co., Ltd. and Shanghai Mingzhe Office Equipment Co., Ltd. and Sharp Trading (China) Co., Ltd., filed as exhibit 10.12 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.12	Translation of Form of Supplier Agreement with Fujifilm BI Business Development (Shanghai) Corp., filed as exhibit 10.13 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.13	Translation of Form of Service Agreement between Junzhang Shanghai and its subsidiary, filed as exhibit 10.14 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.14	Translation of Form of Service Agreement between subsidiary of Junzhang Shanghai and local service outlets, filed as exhibit to 10.15 the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.15	Supplementary Agreement to Exclusive Business Cooperation Agreement dated December 3, 2021, by and between WFOE and Junzhang Shanghai, filed as exhibit to 10.16 the Form F-1 filed on April 27, 2023 and incorporated by reference herein
10.16	Supplementary Agreement to Exclusive Business Cooperation Agreement dated July 30, 2021, by and between WFOE and Junzhang Beijing, filed as exhibit to 10.17 the Form F-1 filed on April 27, 2023 and incorporated by reference herein
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 to our Annual Report on Form 20-F filed with the SEC on July 31, 2024)
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Friedman LLP
23.3*	Consent of Beijing DOCVIT Law Firm
99.1	Code of Business Conduct and Ethics of the Registrant, filed as exhibit 99.2 to the Form F-1 filed on April 27, 2023 and incorporated by reference herein
107*	Filing Fee table

*	Filed herewith.
**	Previously filed.